Exhibit 10.1

H2 2026 SHORT TERM INCENTIVE PLAN (“STIP”)
United States (“U.S.”) Employees
Effective July 1, 2026 – December 31, 2026

PURPOSE

The H2 2026 Short Term Incentive Plan (the “Plan” or “STIP”) is designed to reward eligible U.S. non-sales, Non-Bargained For employees for achievement of pre-established corporate performance measures and individual performance objectives that are assigned a specific weight according to their importance in the Company’s business plan. This Plan, for eligible positions, covers the period from July 1, 2026, through December 31, 2026 (the “Plan Coverage Period”).

This Plan supersedes any prior incentive plan version, including, but not limited to, the 2026 STIP, and cancels any document that provides information contrary to the information contained in this Plan version. The Company may terminate the Plan, amend or modify the Plan in any respect, at any time, and without notice. In addition, incentive awards are not “earned” until the events described in the Administration section occur.

ELIGIBILITY

Regular full-time and part-time non-sales, Non-Bargained For and non-commissioned employees who are in an eligible role who are employed during the Plan Coverage Period, and who commence employment with the Company on or before September 30, 2026, whose role is classified under the STIP Incentive Type and do not participate in another Incentive Type currently in operation, are potentially eligible to participate in the Plan. To be eligible to earn and receive payment of any incentive STIP award, the participant must be:

1.
Classified as a permanent U.S. employee.
2.
Employed with the Company during some portion of the period for which the award is being measured and begins work for the Company on or before September 30, 2026.
3.
Actively working through the payment date, or on Company-approved or job-protected leave for any periods not worked where the Company has a reasonable expectation the employee will return to their position in the near future and is active on the date the award is “earned,” as defined in the Administration section. An individual is “actively working” if they are actually working and carrying out their duties with the Company, or they are on PTO or a paid Company holiday.
4.
In a STIP eligible position for a minimum of 90 consecutive days.

Incentive awards are not “earned” until the events described in the Administration section occur.

The following individuals are not eligible for a payment under STIP:

1.
Employees who voluntarily terminate their employment or are involuntarily terminated for any reason. In addition, payment to employees who are under investigation for misconduct on the normal payout date may be delayed. If it is determined misconduct occurred and termination occurs, the award is forfeited.
2.
Contractors, occasional or temporary employees, and interns.
3.
Non-U.S. employees.
4.
Employees who are participating in any other incentive plan type, including “Sales Incentive”, “Performance Incentive” or “Government Incentive” plans within the Company.
5.
Employees who are in a STIP eligible position for less than 90 consecutive days.

Total Rewards	H2 2026 Short Term Incentive Plan	Approved by Compensation
Committee August 10, 2026

STIP DESIGN

Performance metrics, weighting, and the pre-established performance goals are set by the Compensation Committee. Performance against pre-established performance goals, as determined by the Compensation Committee in its sole discretion, may be changed at any time. The Compensation Committee, upon consultation with the Chief Executive Officer, determines the funding level that will be available for awarding incentives. If it is determined that the STIP awards will be granted, the Compensation Committee retains the sole discretion to set award levels and to adjust award payouts and subsequent employee distribution.

Individual Target Opportunity

Each individual is assigned an Individual Target Opportunity based on the Plan Coverage Period and the individual position’s Job Level that is a percentage of the individual’s annual base salary. The Individual Target Opportunity is determined based on the individual’s position(s) during the Plan Coverage Period. STIP awards may be prorated to capture changes in Job Level targets or for leave of absences. The employee’s eligible annual base salary on December 31, 2026 will be used when proration(s) are not required.

The STIP targets by Job Level are as follows:

Table 1:

JOB LEVEL	STIP TARGET %
Chief Executive Officer “CEO”	100%
President “PRES”, Executive Vice President “EVP”	60-70%
Senior Vice President “SVP”	40%
Vice President “VP”	30%
Executive Director “EXDIR”, Senior Director “SRDIR”	25%
Director “DIR”	20%
Sr Manager “SRMGR”, Manager “MGR”, Sr Exempt Individual Contributor “SRIC”	15%
Supervisor “SUPV”	10%
Exempt Individual Contributor “IC”	8%
Non-Exempt Individual Contributor “NEIC”	5%

Performance Metrics and Weights

There are four components of the STIP performance metrics for July 1, 2026 through December 31, 2026:

Table 2:
Metric	Weighting	Target for July 1, 2026 - December 31, 2026
EBITDA	25%	$31.40 MM
Free Cash Flow (FCF)	25%	$18.20 MM
SaaS Revenue	25%	$223.30 MM
Individual Performance	25%	Funds once EBITDA reaches $20.00 MM

Total Rewards	H2 2026 Short Term Incentive Plan	Approved by Compensation
Committee August 10, 2026

The individual performance component is determined based on the employee’s individual performance rating as recorded during the year-end performance assessment. As a result, eligible employees may receive an award that is lower than the STIP target incentive award as defined by their Job Level.

FUNDING

STIP Financial Targets and Payout “Curve”
–
EBITDA incentive component begins to fund after exceeding a minimum EBITDA of $26.90 MM after cost of individual performance incentive, any adjusted FCF incentive earned and any adjusted SaaS Revenue component earned, payout curve shown in Table 3 below.
–
The FCF incentive component begins to fund after exceeding a minimum FCF of $15.95 MM, payout curve shown in Table 3 below.
–
The SaaS Revenue incentive component begins to fund after exceeding a minimum SaaS Revenue of $216.55 MM, payout curve shown in Table 3 below.
–
Individual performance component of the incentive funds after obtaining minimum EBITDA of $20.00 MM.

Table 3:

2026 Second Half Restructure Approved 6 + 6 LTF

H2 2026 STI Bonus Scales

EBITDA 25%		Free Cash Flow 25%		SaaS Revenue 25%
Scale	Bonus %	Scale	Bonus %	Scale	Bonus %

$ 26.90	10%	$ 15.95	10%	$ 216.55	10%	Minimum
$ 27.40	20%	$ 16.20	20%	$ 217.30	20%
$ 27.90	30%	$ 16.45	30%	$ 218.05	30%
$ 28.40	40%	$ 16.70	40%	$ 218.80	40%
$ 28.90	50%	$ 16.95	50%	$ 219.55	50%
$ 29.40	60%	$ 17.20	60%	$ 220.30	60%
$ 29.90	70%	$ 17.45	70%	$ 221.05	70%
$ 30.40	80%	$ 17.70	80%	$ 221.80	80%
$ 30.90	90%	$ 17.95	90%	$ 222.55	90%
$ 31.40	100%	$ 18.20	100%	$ 223.30	100%	Target
$ 31.90	105%	$ 18.70	105%	$ 224.05	105%
$ 32.40	110%	$ 19.20	110%	$ 224.80	110%
$ 32.90	115%	$ 19.70	115%	$ 225.55	115%
$ 33.40	120%	$ 20.20	120%	$ 226.30	120%
$ 33.90	125%	$ 20.70	125%	$ 227.05	125%	Maximum

Management Incremental Payout %		EBITDA		20%
		Free cash Flow		20%
		SaaS Revenues		13%

Total Rewards	H2 2026 Short Term Incentive Plan	Approved by Compensation
Committee August 10, 2026

Additionally, the STIP excludes any impacts from acquisitions unless approved by the Compensation Committee.

IMPACT OF INDIVIDUAL PERFORMANCE RATING ON THE STIP AWARD

An employee’s individual performance rating has a direct impact on the individual performance component (25% of total) of the STIP award. Your individual performance rating as assessed by your manager determines the award amount for this component based on the scale below. Award amounts for the Company component (75% of total) are fixed based on final Company performance approved by the Compensation Committee.

Table 4:

Individual Performance Rating	Individual Payout Percentage (25% of Award)
Far Exceeded Expectations	100%
Exceeded Expectations	100%
Achieved Expectations	100%
Partially Met Expectations	50%
Did Not Meet Expectations	0%

Note: Individual payout percentages may be adjusted as needed based on business needs as determined by the CEO or Compensation Committee. Employees with an individual performance rating of “Partially Met Expectations” will receive 50% of their individual award portion and employees with an individual performance rating of “Did Not Meet Expectations” will receive 0% of their individual award portion (25% of award).

PRORATION OF INCENTIVE

If an employee meets Plan eligibility requirements for only a portion of the Plan Coverage Period, the STIP award will be prorated (in days) for any period(s) the employee was not eligible. For example, the STIP award will be prorated in an amount equivalent to the amount of time the employee was/on:

1.
Unpaid leave – includes any type of leave, including but not limited to, FMLA leave or a Personal Leave of Absence.
2.
Supplemented Leave – includes Short Term Leave “STD”, Long Term Leave “LTD” or Workers Compensation.
3.
Administrative leave as part of any Company investigation, discipline, or inquiry.
4.
Hired after July 1, 2026.
5.
Movement to or from the STIP eligible position from another incentive plan type (e.g., Sales Incentive / Performance Incentive) or from a position covered by a collective bargaining agreement during the Plan Coverage Period.
6.
A position change that results in a change in Job Level Target percent (%) during the Plan Coverage Period.

In such situations as described above, the STIP award, if any, will be paid at the time other STIP awards are scheduled to be paid in accordance with the Plan, unless otherwise specifically stated in this Plan. For employees on leave, STIP awards will be paid to the employee after they return to work, are active and no longer on leave.

Total Rewards	H2 2026 Short Term Incentive Plan	Approved by Compensation
Committee August 10, 2026

EXAMPLE - INCENTIVE AWARD CALCULATIONS (For illustrative purposes only)

H2 STIP – July 1, 2026 to December 31, 2026:
Company performance metrics as well as your individual performance count towards your STIP award payout calculation. Below is an example of the target STIP award calculation for an eligible employee who has been employed with the Company since July 1, 2026 with an annual base salary of $80,000 and a 10% Individual Target Opportunity, and assumes a full 184 days of the Plan Coverage Period within the same eligible position:

For illustrative purposes only
Compensation Assumptions: July 1, 2026 – December 31, 2026:
●
Base Salary = $80,000
●
STIP Target % = 10%
●
H2 Plan Incentive Target Amount $ = $4,000 ($8,000 x 50% for half year)
●
Individual Performance Rating = Achieved Expectations

Company Performance Assumptions: July 1, 2026 – December 31, 2026:
●
Company EBITDA achievement of $28.90 MM, 50% of target
●
Company FCF achievement of $15.00 MM, 0% (below threshold)
●
Company SaaS Revenue achievement of $223.30, 100% of target
●
Individual Performance pool fully funded as EBITDA threshold of $20.00 MM exceeded

The employee’s STIP award will be calculated as follows for each of the components:

Table 5:

	A	B	C
STIP Component	Bonus Target ($)	Metric Weighting	Metric Achievement	Award Payout (A*B*C)
EBITDA	$4,000	25%	50%	$500
FCF	$4,000	25%	0%	$0
SaaS Revenue	$4,000	25%	100%	$1,000
Individual Performance	$4,000	25%	100%	$1,000
STIP Payout				$2,500

TIMING OF PAYMENTS

Assuming Plan requirements are satisfied, which include Compensation Committee review and approval, award payments will be targeted following year-end financial close, but no later than June 30, 2027, to eligible employees actively working and on payroll at the time of payment.

CLAWBACK POLICY

All STIP awards shall be subject to the terms of the Thryv Holdings, Inc. Clawback Policy, effective November 29, 2023 (as may be amended from time to time, the “Clawback Policy”).

Total Rewards	H2 2026 Short Term Incentive Plan	Approved by Compensation
Committee August 10, 2026

DEFINITIONS

BOARD
The Company’s Board of Directors.

COMPENSATION COMMITTEE
The Compensation Committee of the Board of Directors of the Company.

COMPANY
Thryv Holdings, Inc. and Thryv, Inc. only. Financial metrics of EBITDA, FCF and SaaS Revenue are based on the consolidated Company including international operations.

EBITDA
Adjusted EBITDA as defined in the Company’s filings with the Securities and Exchange Commission during the Plan Coverage Period, as adjusted in the sole discretion of the Compensation Committee.

FCF or FREE CASH FLOW
Operating cash generated by the Company less outlays for capital expenditures.

SAAS REVENUE
Revenue generated by the Company’s SaaS segment as reported in the Company’s filings with the Securities and Exchange Commission for the Plan Coverage Period, as adjusted in the sole discretion of the Compensation Committee.

INDIVIDUAL TARGET OPPORTUNITY
An eligible employee’s STIP target percentage based on one’s Job Level and prorated when employee held more than one Job Level during the Plan Coverage Period.

NON-BARGAINED FOR
Non-represented employees or those employees not working under a collective bargaining agreement.

JOB LEVEL
A structured classification that defines a role’s scope, responsibilities, and impact within the organization, used to determine appropriate pay and career progression. Job Level is used in this Plan to determine the applicable STIP target percent of end of year base salary.

Total Rewards	H2 2026 Short Term Incentive Plan	Approved by Compensation
Committee August 10, 2026

ADMINISTRATION

Approval/Objectives Guidelines
STIP awards for Section 16 Officers are at the sole discretion of the Compensation Committee and the Board, awards to non-Section 16 employees are at the discretion of Sr Management. STIP awards may or may not be granted based upon Company, functional unit, departmental, and/or individual performance in the Plan Coverage Period. If it is determined that STIP awards will be granted, the Compensation Committee and the Board retain the sole discretion to set award levels and to adjust award levels and subsequent employee distributions.

When STIP Awards are Earned
STIP awards are not earned, are not due, and shall not vest unless until the following conditions are met: (1) the Approval/Objective Guidelines are met, (2) the Board approves corporate performance and payment, (3) all STIP eligibility requirements as described herein are met, (4) the individual is employed and actively working for the Company (or on Company approved or job protected leave) on the payment date, and (5) the payout date occurs.

STIP awards, if any, will be paid via payroll. All legally required and applicable income and employment taxes and withholdings will be deducted from the gross incentive award paid to participants. STIP awards are considered eligible compensation for the purposes of calculating 401(k) plan match and contributions, in addition to ESPP contributions, but are not otherwise considered compensation for the purpose of other employee benefits.

Interpretation
The Company shall have the full power and authority to interpret, construe, and administer this Plan, including the determination of the amount of each participant’s STIP award amount.

Short-Term Deferral
All STIP awards will be paid with the short-term deferral period, and thus, are exempt from Internal Revenue Code Section 409A.

Disclaimer
 This Plan is not a contract of employment AND DOES NOT OTHERWISE ALTER YOUR AT-WILL EMPLOYMENT STATUS and does not create any contractual rights. Any payment under the Plan or this incentive award is discretionary and at the will of the Company. This Plan document and the award schedules set forth herein do not constitute an express or implied promise of continued employment for any period or at all, and will not interfere in any way with a participant’s right to terminate or the Company’s right to terminate a participant’s employment at any time, with or without cause and with or without notice.

The Company may terminate the Plan, or amend or modify the Plan in any respect, at any time, and without notice. This Plan may be superseded by federal, state, and local laws to the extent applicable.

Total Rewards	H2 2026 Short Term Incentive Plan	Approved by Compensation
Committee August 10, 2026